Exhibit 99.1

FOR IMMEDIATE RELEASE

October 20, 2022

Columbia Banking System Announces Third Quarter 2022 Results

Notable Items for Third Quarter 2022

•Record quarterly net income of $64.9 million and diluted earnings per share of $0.83, which included a $0.03 per share reduction stemming from merger-related expenses
•Net interest margin of 3.47%, an increase of 31 basis points from the linked quarter
•Loan production of $598.1 million
•Totals loans increased 13% annualized to $11.69 billion
•Nonperforming assets to period-end assets ratio decreased to historic low of 0.07%

TACOMA, Washington, October 20, 2022 -- Columbia Banking System, Inc. (NASDAQ: COLB) (“Columbia”, “we” or “us”), the parent company of Columbia Bank (the “Bank”), released earnings for the third quarter of $64.9 million and diluted earnings per share of $0.83. Clint Stein, President and Chief Executive Officer said today upon the release of Columbia’s earnings, “Record quarterly revenue and earnings were the result of our bankers remaining laser focused on our clients as they worked to expand their businesses and investments.” He continued, “By anticipating changes within our markets and continuously working to scale our operations, we were successful in meeting our clients’ needs and in growing market share.”

Balance Sheet
Total assets at September 30, 2022 were $20.41 billion, a decrease of $159.0 million from the linked quarter. Loans were $11.69 billion, up $369.9 million from June 30, 2022, mainly attributable to loan originations of $598.1 million partially offset by loan payments. Debt securities in total were $6.78 billion, a decrease of $491.7 million from $7.27 billion at June 30, 2022 substantially driven by fair value movement related to the available-for-sale portfolio. Total deposits at September 30, 2022 were $17.94 billion, a decrease of $15.6 million from June 30, 2022. The deposit mix remained fairly consistent from June 30, 2022 with 50% noninterest-bearing and 50% interest-bearing.
Chris Merrywell, Columbia’s Executive Vice President and Chief Operating Officer, stated, “Columbia’s value proposition continues to be well-received by existing and new clients.” He continued, “Our bankers’ steadfast focus on anticipating and meeting our customers’ needs drove robust loan growth during the quarter and maintained our low-cost deposit funding base.”

Income Statement
Net Interest Income
Net interest income for the third quarter of 2022 was $162.5 million, an increase of $15.0 million from the linked quarter and an increase of $30.0 million from the prior-year period. The increase from the linked quarter was primarily due to higher loan interest income as a result of increased average rates and higher average balances. This was partially offset by lower interest income from securities due to decreased average balances and increased deposit interest expense driven by average rates on public fund deposits. The increase in net interest income from the prior-year period was mainly due to an increase in interest income from loans and securities, which was a result of higher average balances, partially related to the Bank of Commerce Holdings acquisition. For additional information regarding net interest income, see the “Net Interest Margin” section and the “Average Balances and Rates” tables.
Provision for Credit Losses
Columbia recorded a $5.3 million provision for credit losses for the third quarter of 2022 compared to a $2.1 million provision for the linked quarter and no provision for the comparable quarter in 2021. The provision for credit losses was mainly due to loan growth, but also was impacted by a less favorable economic forecast.

Andy McDonald, Columbia’s Executive Vice President and Chief Credit Officer, stated, “Strong loan growth resulted in modest provision expense during the quarter. We remain vigilant for economic challenges, which to date have been mitigated by strong credit quality metrics across the portfolio.”
Noninterest Income
Noninterest income was $26.6 million for the third quarter of 2022, an increase of $1.6 million from the linked quarter and an increase of $2.7 million from the third quarter of 2021. The linked quarter increase was primarily due to a $3.7 million gain from the sale-leaseback of owned real estate. The gain was partially offset by decreased loan revenue, principally as a result of lower mortgage banking revenue and loan-related fees. Overall mortgage production declined as a result of the higher rate environment. The increase in noninterest income during the third quarter of 2022 compared to the same quarter in 2021 was mainly due to the previously noted sale-leaseback gain partially offset by decreased mortgage banking revenue.
Noninterest Expense
Total noninterest expense for the third quarter of 2022 was $101.4 million, an increase of $6.1 million compared to the second quarter of 2022. Total merger-related expenses for the quarter were $3.2 million, which compares to the linked quarter of $3.9 million. The largest contributor to the increase in noninterest expense was related to compensation and employee benefits driven by higher incentive expense. In addition, there was increased net loan expense and data processing and software expense during the quarter. Compared to the third quarter of 2021, noninterest expense increased $11.4 million, mostly attributable to an increase in compensation and employee benefits. This increase was primarily due to our acquisition of Bank of Commerce Holdings in the fourth quarter of 2021. Increased merger-related expenses also contributed to the increase from the prior-year period.
The provision for credit losses on unfunded loan commitments, a component of other noninterest expense, for the periods indicated are as follows:

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2022	2022	2021	2022	2021

	(in thousands)
Provision (recapture) for credit losses on unfunded loan commitments	$(500)	$—	$500	$—	$2,200

Net Interest Margin
Columbia’s net interest margin (tax equivalent) for the third quarter of 2022 was 3.47%, an increase of 31 basis points from the linked quarter and an increase of 30 basis points from the prior-year period. The increase in the net interest margin (tax equivalent) compared to the linked quarter and prior-year period was predominantly driven by higher average loan rates and a stronger earning assets mix. The average cost of total deposits for the quarter was 10 basis points compared to 5 basis points for the linked quarter. The increase was predominantly related to higher rates associated with public funds deposits. For additional information regarding net interest margin, see the “Average Balances and Rates” tables.
Columbia’s operating net interest margin (tax equivalent)1 was 3.50% for the third quarter of 2022, an increase of 27 basis points from the linked quarter and an increase of 34 basis points from the prior-year period. The increase in the operating net interest margin for the third quarter of 2022 compared to the linked quarter and the prior-year period were both due to higher average loan rates and a stronger earning assets mix.
Aaron James Deer, Columbia’s Executive Vice President and Chief Financial Officer, said, “Our margin widened significantly during the quarter from the impact of rising market rates on strong loan production, existing loans coming off their floors and an improvement in the funding mix with half of our deposit base in noninterest-bearing accounts.” He continued, “Our industry-leading deposit mix makes for a low deposit beta and should support further margin expansion.”
Asset Quality
At September 30, 2022, nonperforming assets to total assets decreased to 0.07% compared to 0.08% at June 30, 2022. Total nonperforming assets decreased $3.5 million from the linked quarter, primarily due to decreases in commercial business and agriculture nonaccrual loans, partially offset by an increase in commercial real estate nonaccrual loans.
1 Operating net interest margin (tax equivalent) is a non-GAAP financial measure. See the section titled “Non-GAAP Financial Measures” in this earnings release for the reconciliation of operating net interest margin (tax equivalent) to net interest margin.

The following table sets forth information regarding nonaccrual loans and total nonperforming assets:

	September 30, 2022	June 30, 2022	December 31, 2021

	(in thousands)
Nonaccrual loans:
Commercial loans:
Commercial real estate	$3,431	$2,675	$1,872
Commercial business	7,181	9,947	13,321
Agriculture	2,179	3,216	5,396
Consumer loans:
One-to-four family residential real estate	602	1,140	2,433
Other consumer	92	20	19
Total nonaccrual loans	13,485	16,998	23,041
OREO and other personal property owned	—	33	381
Total nonperforming assets	$13,485	$17,031	$23,422

Nonperforming assets to total loans were 0.12% and 0.15% at September 30, 2022 and June 30, 2022, respectively.

The following table provides an analysis of the Company’s allowance for credit losses:

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2022	2022	2021	2022	2021

	(in thousands)
Beginning balance	$149,935	$146,949	$142,988	$155,578	$149,140
Charge-offs:
Commercial loans:
Commercial real estate	—	(299)	—	(299)	(316)
Commercial business	(296)	(91)	(1,183)	(2,019)	(5,493)
Agriculture	(706)	(1)	—	(730)	(122)
Consumer loans:
One-to-four family residential real estate	—	(3)	—	(3)	(146)
Other consumer	(430)	(242)	(296)	(918)	(808)
Total charge-offs	(1,432)	(636)	(1,479)	(3,969)	(6,885)
Recoveries:
Commercial loans:
Commercial real estate	11	147	518	172	570
Commercial business	482	797	328	1,570	4,416
Agriculture	98	24	6	247	23
Construction	9	136	8	153	575
Consumer loans:
One-to-four family residential real estate	331	291	203	916	757
Other consumer	187	127	213	654	489
Total recoveries	1,118	1,522	1,276	3,712	6,830
Net (charge-offs) recoveries	(314)	886	(203)	(257)	(55)
Provision (recapture) for credit losses	5,250	2,100	—	(450)	(6,300)
Ending balance	$154,871	$149,935	$142,785	$154,871	$142,785
The allowance for credit losses to period-end loans was 1.32% at September 30, 2022 and June 30, 2022. Excluding PPP loans, the allowance for credit losses to period-end loans2 was 1.33% at September 30, 2022 and June 30, 2022.
2 Allowance for credit losses to period-end loans, excluding PPP loans is a non-GAAP financial measure. See the section titled “Non-GAAP Financial Measures” in this earnings release for the reconciliation of allowance for credit losses to period-end loans to allowance for credit losses to period-end loans, excluding PPP loans.

Organizational Update
Umpqua Merger
Integration planning related to the combination with Umpqua Holdings Corporation, which shareholders of both companies overwhelmingly approved in January, continues to move forward despite the extensive regulatory approval process currently overshadowing new merger and acquisition activity in the banking industry. “Once regulatory approval is received, we anticipate the deal to close very quickly due to the comprehensive preparation of our cross-company integration teams,” said Clint Stein. He continued, "I am confident that the new company will build on our existing momentum and immediately impact banking throughout the west.”
Conference Call Information
Columbia’s management will discuss the third quarter 2022 financial results on a conference call scheduled for Thursday, October 20, 2022 at 11:00 a.m. Pacific Time (2:00 p.m. ET). Interested parties may register for the call to receive dial-in details and their own unique PIN using the following link:
https://register.vevent.com/register/BI26835c8ea6ae478a8e843bce051b5372
Alternatively, the webcast can be joined by using the following link:
https://edge.media-server.com/mmc/p/9a98d8yh
A replay of the webcast will be accessible beginning Friday, October 21, 2022 using the link below:
https://edge.media-server.com/mmc/p/9a98d8yh

About Columbia
Headquartered in Tacoma, Washington, Columbia Banking System, Inc. (NASDAQ: COLB) is the holding company of Columbia Bank, a Washington state-chartered full-service commercial bank with locations throughout Washington, Oregon, Idaho and California. The bank has been named one of Puget Sound Business Journal's “Washington’s Best Workplaces,” more than 10 times. Columbia was named on the Forbes 2022 list of “America’s Best Banks” marking 11 consecutive years on the publication’s list of top financial institutions.
More information about Columbia can be found on its website at www.columbiabank.com.

Note Regarding Forward-Looking Statements
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, descriptions of Columbia’s management’s expectations regarding future events and developments such as future operating results, growth in loans and deposits, continued success of Columbia’s style of banking and the strength of the local economy as well as the potential effects of the COVID-19 pandemic on Columbia’s business, operations, financial performance and prospects. The words “will,” “believe,” “expect,” “intend,” “should,” and “anticipate” or the negative of these words or words of similar construction are intended in part to help identify forward-looking statements. Future events are difficult to predict, and the expectations described above are necessarily subject to risks and uncertainties, many of which are outside our control, that may cause actual results to differ materially and adversely. In addition to discussions about risks and uncertainties set forth from time to time in Columbia’s filings with the Securities and Exchange Commission (the “SEC”), available at the SEC’s website at www.sec.gov and the Company’s website at www.columbiabank.com, including the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual reports on Form 10-K and quarterly reports on Form 10-Q (as applicable), factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following:
•national and global economic conditions could be less favorable than expected or could have a more direct and pronounced effect on us than expected and adversely affect our ability to continue internal growth and maintain the quality of our earning assets;
•the markets where we operate and make loans could face challenges;
•the risks presented by the economy, which could adversely affect credit quality, collateral values, including real estate collateral, investment values, liquidity and loan originations and loan portfolio delinquency rates;
•continued increases in inflation, and the risk that information may differ, possibly materially, from expectations, and actions taken by the Board of Governors of the Federal Reserve System in response to inflation and their potential impact on economic conditions including the possibility of a recession;
•risks related to the proposed merger with Umpqua including, among others, (i) failure to complete the merger with Umpqua or unexpected delays related to the merger or either party’s inability to obtain regulatory approvals or satisfy other closing conditions required to complete the merger, (ii) regulatory approvals resulting in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction, (iii) certain restrictions during the pendency of the proposed transaction with Umpqua that may impact the parties’ ability to pursue certain business opportunities or strategic transactions, (iv) diversion of management’s attention from ongoing business operations and opportunities, (v) cost savings and any revenue synergies from the merger may not be fully realized or may take longer than anticipated to be realized, (vi) the integration of each party’s management, personnel and operations will not be successfully achieved or may be materially delayed or will be more costly or difficult than expected, (vii) deposit attrition, customer or employee loss and/or revenue loss as a result of the proposed merger, (viii) expenses related to the proposed merger being greater than expected, and (ix) shareholder litigation that may prevent or delay the closing of the proposed merger or otherwise negatively impact the Company’s business and operations;
•the efficiencies and enhanced financial and operating performance we expect to realize from investments in personnel, acquisitions and infrastructure may not be realized;
•the ability to successfully integrate future acquired entities;
•interest rate changes could significantly reduce net interest income and negatively affect asset yields and funding sources;
•the effect of the discontinuation or replacement of LIBOR;
•results of operations following strategic expansion, including the impact of acquired loans on our earnings, could differ from expectations;
•changes in the scope and cost of FDIC insurance and other coverages;
•changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies could materially affect our financial statements and how we report those results, and expectations and preliminary analysis relating to how such changes will affect our financial results could prove incorrect;
•changes in laws and regulations affecting our businesses, including changes in the enforcement and interpretation of such laws and regulations by applicable governmental and regulatory agencies;
•increased competition among financial institutions and nontraditional providers of financial services;
•continued consolidation in the financial services industry resulting in the creation of larger financial institutions that have greater resources could change the competitive landscape;
•the goodwill we have recorded in connection with acquisitions could become impaired, which may have an adverse impact on our earnings and capital;

•our ability to identify and address cyber-security risks, including security breaches, “denial of service attacks,” “hacking” and identity theft;
•any material failure or interruption of our information and communications systems;
•inability to keep pace with technological changes;
•our ability to effectively manage credit risk, interest rate risk, market risk, operational risk, legal risk, liquidity risk and regulatory and compliance risk;
•failure to maintain effective internal control over financial reporting or disclosure controls and procedures;
•the effect of geopolitical instability, including wars, conflicts and terrorist attacks, including the impacts of Russia’s invasion of Ukraine;
•our profitability measures could be adversely affected if we are unable to effectively manage our capital;
•the risks from climate change and its potential to disrupt our business and adversely impact the operations and creditworthiness of our customers;
•natural disasters, including earthquakes, tsunamis, flooding, fires and other unexpected events;
•the effect of COVID-19 and other infectious illness outbreaks that may arise in the future, which has created significant impacts and uncertainties in U.S. and global markets;
•changes in governmental policy and regulation, including measures taken in response to economic, business, political and social conditions, including with regard to COVID-19; and
•the effects of any damage to our reputation resulting from developments related to any of the items identified above.
Additional factors that could cause results to differ materially from those described above can be found in Columbia’s Annual Report on Form 10-K for the year ended December 31, 2021, which is on file with the SEC and available on Columbia’s website, www.columbiabank.com, under the heading “Financial Information” and in other documents Columbia files with the SEC, and in Umpqua’s Annual Report on Form 10-K for the year ended December 31, 2021, which is on file with the SEC and available on Umpqua’s investor relations website, www.umpquabank.com, under the heading “Financials,” and in other documents Umpqua files with the SEC.
We believe the expectations reflected in our forward-looking statements are reasonable, based on information available to us on the date hereof. However, given the described uncertainties and risks, we cannot guarantee our future performance or results of operations and you should not place undue reliance on these forward-looking statements which speak only as of the date hereof. Neither Columbia nor Umpqua assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws.

Contacts:	Clint Stein,	Aaron James Deer,
	President and	Executive Vice President and
	Chief Executive Officer	Chief Financial Officer

Investor Relations
InvestorRelations@columbiabank.com
253-471-4065
	(COLB-ER)	(COLB&ER)

CONSOLIDATED BALANCE SHEETS
Columbia Banking System, Inc.
Unaudited				September 30,	June 30,	December 31,
				2022	2022	2021

				(in thousands)
ASSETS
Cash and due from banks				$263,551	$239,868	$153,414
Interest-earning deposits with banks				54,124	174,328	671,300
Total cash and cash equivalents				317,675	414,196	824,714
Debt securities available for sale at fair value (amortized cost of $5,447,566, $5,647,523 and $5,898,041, respectively)				4,700,821	5,122,568	5,910,999
Debt securities held to maturity at amortized cost (fair value of $1,747,282, $1,912,526 and $2,122,606, respectively)				2,079,285	2,149,255	2,148,327
Equity securities				13,425	13,425	13,425
Federal Home Loan Bank (“FHLB”) stock at cost				10,560	10,280	10,280
Loans held for sale				1,251	3,718	9,774
Loans, net of unearned income				11,692,261	11,322,387	10,641,937
Less: Allowance for credit losses				154,871	149,935	155,578
Loans, net				11,537,390	11,172,452	10,486,359
Interest receivable				61,652	57,155	56,019
Premises and equipment, net				161,853	168,586	172,144
Other real estate owned				—	33	381
Goodwill				823,172	823,172	823,172
Other intangible assets, net				27,921	30,140	34,647
Other assets				670,364	599,410	455,092
Total assets				$20,405,369	$20,564,390	$20,945,333
LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing				$8,911,267	$8,741,488	$8,856,714
Interest-bearing				9,030,058	9,215,438	9,153,401
Total deposits				17,941,325	17,956,926	18,010,115
FHLB advances				14,322	7,331	7,359
Securities sold under agreements to repurchase				48,733	70,349	86,013
Subordinated debentures				10,000	10,000	10,000
Junior subordinated debentures				10,310	10,310	10,310
Other liabilities				265,198	266,256	232,794
Total liabilities				18,289,888	18,321,172	18,356,591
Commitments and contingent liabilities
Shareholders’ equity:
	September 30,	June 30,	December 31,
	2022	2022	2021

	(in thousands)
Preferred stock (no par value)
Authorized shares	2,000	2,000	2,000
Common stock (no par value)
Authorized shares	115,000	115,000	115,000
Issued	80,831	80,805	80,695	1,940,385	1,935,180	1,930,187
Outstanding	78,647	78,621	78,511
Retained earnings				804,774	763,487	694,227
Accumulated other comprehensive income (loss)				(558,844)	(384,615)	35,162
Treasury stock at cost	2,184	2,184	2,184	(70,834)	(70,834)	(70,834)
Total shareholders’ equity				2,115,481	2,243,218	2,588,742
Total liabilities and shareholders’ equity				$20,405,369	$20,564,390	$20,945,333

CONSOLIDATED STATEMENTS OF INCOME
Columbia Banking System, Inc.	Three Months Ended			Nine Months Ended
Unaudited	September 30,	June 30,	September 30,	September 30,	September 30,
	2022	2022	2021	2022	2021

Interest Income	(in thousands except per share amounts)
Loans	$130,908	$111,049	$105,168	$349,060	$305,195
Taxable securities	31,987	34,622	26,374	103,771	73,940
Tax-exempt securities	3,662	3,755	2,714	11,142	8,299
Deposits in banks	1,191	887	284	2,373	595
Total interest income	167,748	150,313	134,540	466,346	388,029
Interest Expense
Deposits	4,446	2,464	1,468	8,706	4,379
FHLB advances and Federal Reserve Bank ("FRB") borrowings	109	73	73	253	217
Subordinated debentures	220	172	435	536	1,371
Other borrowings	481	153	24	708	66
Total interest expense	5,256	2,862	2,000	10,203	6,033
Net Interest Income	162,492	147,451	132,540	456,143	381,996
Provision (recapture) for credit losses	5,250	2,100	—	(450)	(6,300)
Net interest income after provision (recapture) for credit losses	157,242	145,351	132,540	456,593	388,296
Noninterest Income
Deposit account and treasury management fees	8,181	8,212	6,893	23,506	19,952
Card revenue	4,988	5,031	4,889	14,986	13,395
Financial services and trust revenue	4,292	4,192	4,250	13,116	11,876
Loan revenue	2,853	3,881	5,184	9,927	17,067
Bank owned life insurance	1,939	2,024	1,585	5,751	4,780
Investment securities gains, net	—	—	—	—	314
Other	4,374	1,666	1,157	8,527	2,470
Total noninterest income	26,627	25,006	23,958	75,813	69,854
Noninterest Expense
Compensation and employee benefits	60,744	57,386	54,679	181,209	159,865
Occupancy	10,469	9,632	9,695	31,110	27,739
Data processing and software	10,548	9,185	8,515	30,057	24,368
Legal and professional fees	4,022	5,182	4,894	15,739	10,973
Amortization of intangibles	2,219	2,219	1,835	6,726	5,611
Business and Occupation ("B&O") taxes	1,771	1,584	1,583	4,944	4,332
Advertising and promotion	830	1,208	678	2,764	2,026
Regulatory premiums	1,782	1,461	1,214	4,779	3,431
Net cost (benefit) of operation of other real estate owned	(4)	116	4	122	52
Other	9,065	7,406	6,910	24,428	19,285
Total noninterest expense	101,446	95,379	90,007	301,878	257,682
Income before income taxes	82,423	74,978	66,491	230,528	200,468
Provision for income taxes	17,481	16,170	13,474	49,256	40,559
Net Income	$64,942	$58,808	$53,017	$181,272	$159,909
Earnings per common share
Basic	$0.83	$0.75	$0.75	$2.32	$2.25
Diluted	$0.83	$0.75	$0.74	$2.32	$2.24
Dividends declared per common share (1)	$0.30	$0.30	$0.58	$0.90	$1.14

Weighted average number of common shares outstanding	78,100	78,049	71,036	78,027	70,965
Weighted average number of diluted common shares outstanding	78,233	78,114	71,186	78,142	71,155
__________
(1) Dividend declared per common share - regular for the three months ended September 30, 2021 includes both the July 29, 2021 declaration of $0.28 and the September 30, 2021 declaration of $0.30.

FINANCIAL STATISTICS
Columbia Banking System, Inc.	Three Months Ended			Nine Months Ended
Unaudited	September 30,	June 30,	September 30,	September 30,	September 30,
	2022	2022	2021	2022	2021

Earnings	(dollars in thousands except per share amounts)
Net interest income	$162,492	$147,451	$132,540	$456,143	$381,996
Provision (recapture) for credit losses	$5,250	$2,100	$—	$(450)	$(6,300)
Noninterest income	$26,627	$25,006	$23,958	$75,813	$69,854
Noninterest expense	$101,446	$95,379	$90,007	$301,878	$257,682
Merger-related expense (included in noninterest expense)	$3,246	$3,901	$2,192	$14,204	$2,702
Net income	$64,942	$58,808	$53,017	$181,272	$159,909
Per Common Share
Earnings (basic)	$0.83	$0.75	$0.75	$2.32	$2.25
Earnings (diluted)	$0.83	$0.75	$0.74	$2.32	$2.24
Book value	$26.90	$28.53	$32.38	$26.90	$32.38
Tangible book value per common share (1)	$16.08	$17.68	$21.41	$16.08	$21.41
Averages
Total assets	$20,698,252	$20,770,202	$18,330,109	$20,807,097	$17,636,026
Interest-earning assets	$18,864,445	$18,975,517	$16,820,771	$19,034,062	$16,143,956
Loans	$11,513,653	$10,989,493	$9,526,052	$11,059,237	$9,592,178
Securities, including debt securities, equity securities and FHLB stock	$7,130,114	$7,491,299	$6,545,134	$7,540,782	$5,901,575
Deposits	$18,075,358	$18,157,075	$15,642,250	$18,110,019	$14,976,661
Interest-bearing deposits	$9,196,381	$9,335,004	$7,821,949	$9,310,388	$7,493,773
Interest-bearing liabilities	$9,292,615	$9,414,361	$7,920,146	$9,400,108	$7,587,989
Noninterest-bearing deposits	$8,878,977	$8,822,071	$7,820,301	$8,799,631	$7,482,888
Shareholders’ equity	$2,271,012	$2,298,611	$2,364,149	$2,367,365	$2,341,238
Financial Ratios
Return on average assets	1.26%	1.13%	1.16%	1.16%	1.21%
Return on average common equity	11.44%	10.23%	8.97%	10.21%	9.11%
Return on average tangible common equity (1)	18.81%	16.78%	13.82%	16.45%	14.13%
Average equity to average assets	10.97%	11.07%	12.90%	11.38%	13.28%
Shareholders' equity to total assets	10.37%	10.91%	12.49%	10.37%	12.49%
Tangible common shareholders’ equity to tangible assets (1)	6.47%	7.05%	8.62%	6.47%	8.62%
Net interest margin (tax equivalent)	3.47%	3.16%	3.17%	3.25%	3.21%
Efficiency ratio (tax equivalent) (2)	52.84%	54.48%	56.67%	55.90%	56.16%
Operating efficiency ratio (tax equivalent) (1)	50.73%	50.38%	54.44%	52.12%	54.84%
Noninterest expense ratio	1.96%	1.84%	1.96%	1.93%	1.95%
Core noninterest expense ratio (1)	1.90%	1.76%	1.92%	1.84%	1.93%

	September 30,	June 30,	December 31,
Period-end	2022	2022	2021
Total assets	$20,405,369	$20,564,390	$20,945,333
Loans, net of unearned income	$11,692,261	$11,322,387	$10,641,937
Allowance for credit losses	$154,871	$149,935	$155,578
Securities, including debt securities, equity securities and FHLB stock	$6,804,091	$7,295,528	$8,083,031
Deposits	$17,941,325	$17,956,926	$18,010,115
Shareholders’ equity	$2,115,481	$2,243,218	$2,588,742
Nonperforming assets
Nonaccrual loans	$13,485	$16,998	$23,041
Other real estate owned (“OREO”) and other personal property owned (“OPPO”)	—	33	381
Total nonperforming assets	$13,485	$17,031	$23,422

Nonperforming loans to period-end loans	0.12%	0.15%	0.22%
Nonperforming assets to period-end assets	0.07%	0.08%	0.11%
Allowance for credit losses to period-end loans	1.32%	1.32%	1.46%
Net loan charge-offs (recoveries) (for the three months ended)	$314	$(886)	$923
__________
(1) This is a non-GAAP measure. See section titled "Non-GAAP Financial Measures" on the last three pages of this earnings release for a reconciliation to the most comparable GAAP measure.
(2) Noninterest expense divided by the sum of net interest income on a tax equivalent basis and noninterest income on a tax equivalent basis.

QUARTERLY FINANCIAL STATISTICS
Columbia Banking System, Inc.	Three Months Ended
Unaudited	September 30,	June 30,	March 31,	December 31,	September 30,
	2022	2022	2022	2021	2021

Earnings	(dollars in thousands except per share amounts)
Net interest income	$162,492	$147,451	$146,200	$145,523	$132,540
Provision (recapture) for credit losses	$5,250	$2,100	$(7,800)	$11,100	$—
Noninterest income	$26,627	$25,006	$24,180	$24,240	$23,958
Noninterest expense	$101,446	$95,379	$105,053	$102,622	$90,007
Merger-related expense (included in noninterest expense)	$3,246	$3,901	$7,057	$11,812	$2,192
Net income	$64,942	$58,808	$57,522	$42,911	$53,017
Per Common Share
Earnings (basic)	$0.83	$0.75	$0.74	$0.55	$0.75
Earnings (diluted)	$0.83	$0.75	$0.74	$0.55	$0.74
Book value	$26.90	$28.53	$30.02	$32.97	$32.38
Averages
Total assets	$20,698,252	$20,770,202	$20,955,666	$20,857,983	$18,330,109
Interest-earning assets	$18,864,445	$18,975,517	$19,266,644	$19,186,398	$16,820,771
Loans	$11,513,653	$10,989,493	$10,665,242	$10,545,172	$9,526,052
Securities, including debt securities, equity securities and FHLB stock	$7,130,114	$7,491,299	$8,010,607	$7,693,659	$6,545,134
Deposits	$18,075,358	$18,157,075	$18,097,872	$17,935,311	$15,642,250
Interest-bearing deposits	$9,196,381	$9,335,004	$9,402,040	$9,147,184	$7,821,949
Interest-bearing liabilities	$9,292,615	$9,414,361	$9,495,579	$9,255,214	$7,920,146
Noninterest-bearing deposits	$8,878,977	$8,822,071	$8,695,832	$8,788,127	$7,820,301
Shareholders’ equity	$2,271,012	$2,298,611	$2,535,376	$2,584,110	$2,364,149
Financial Ratios
Return on average assets	1.26%	1.13%	1.10%	0.82%	1.16%
Return on average common equity	11.44%	10.23%	9.08%	6.64%	8.97%
Average equity to average assets	10.97%	11.07%	12.10%	12.39%	12.90%
Shareholders’ equity to total assets	10.37%	10.91%	11.26%	12.36%	12.49%
Net interest margin (tax equivalent)	3.47%	3.16%	3.12%	3.05%	3.17%
Period-end
Total assets	$20,405,369	$20,564,390	$20,963,958	$20,945,333	$18,602,462
Loans, net of unearned income	$11,692,261	$11,322,387	$10,759,684	$10,641,937	$9,521,385
Allowance for credit losses	$154,871	$149,935	$146,949	$155,578	$142,785
Securities, including debt securities, equity securities and FHLB stock	$6,804,091	$7,295,528	$7,753,513	$8,083,031	$6,930,782
Deposits	$17,941,325	$17,956,926	$18,299,213	$18,010,115	$15,953,399
Shareholders’ equity	$2,115,481	$2,243,218	$2,360,779	$2,588,742	$2,323,267
Goodwill	$823,172	$823,172	$823,172	$823,172	$765,842
Other intangible assets, net	$27,921	$30,140	$32,359	$34,647	$21,123
Nonperforming assets
Nonaccrual loans	$13,485	$16,998	$17,441	$23,041	$24,176
OREO and OPPO	—	33	381	381	381
Total nonperforming assets	$13,485	$17,031	$17,822	$23,422	$24,557

Nonperforming loans to period-end loans	0.12%	0.15%	0.16%	0.22%	0.25%
Nonperforming assets to period-end assets	0.07%	0.08%	0.09%	0.11%	0.13%
Allowance for credit losses to period-end loans	1.32%	1.32%	1.37%	1.46%	1.50%
Net loan charge-offs (recoveries)	$314	$(886)	$829	$923	$203

LOAN PORTFOLIO COMPOSITION
Columbia Banking System, Inc.
Unaudited	September 30,	June 30,	March 31,	December 31,	September 30,
	2022	2022	2022	2021	2021

Loan Portfolio Composition - Dollars	(dollars in thousands)
Commercial loans:
Commercial real estate	$5,375,051	$5,251,100	$5,047,472	$4,981,263	$4,088,484
Commercial business	3,783,696	3,646,956	3,492,307	3,423,268	3,436,351
Agriculture	903,260	853,099	765,319	795,715	815,985
Construction	512,308	482,211	409,242	384,755	326,569
Consumer loans:
One-to-four family residential real estate	1,071,222	1,042,190	1,003,157	1,013,908	823,877
Other consumer	46,724	46,831	42,187	43,028	30,119
Total loans	11,692,261	11,322,387	10,759,684	10,641,937	9,521,385
Less: Allowance for credit losses	(154,871)	(149,935)	(146,949)	(155,578)	(142,785)
Total loans, net	$11,537,390	$11,172,452	$10,612,735	$10,486,359	$9,378,600
Loans held for sale	$1,251	$3,718	$4,271	$9,774	$11,355

	September 30,	June 30,	March 31,	December 31,	September 30,
Loan Portfolio Composition - Percentages	2022	2022	2022	2021	2021
Commercial loans:
Commercial real estate	45.9%	46.4%	46.9%	46.8%	42.9%
Commercial business	32.4%	32.2%	32.5%	32.2%	36.1%
Agriculture	7.7%	7.5%	7.1%	7.5%	8.6%
Construction	4.4%	4.3%	3.8%	3.6%	3.4%
Consumer loans:
One-to-four family residential real estate	9.2%	9.2%	9.3%	9.5%	8.7%
Other consumer	0.4%	0.4%	0.4%	0.4%	0.3%
Total loans	100.0%	100.0%	100.0%	100.0%	100.0%

DEPOSIT COMPOSITION
Columbia Banking System, Inc.
Unaudited
	September 30,	June 30,	March 31,	December 31,	September 30,
	2022	2022	2022	2021	2021

Deposit Composition - Dollars	(dollars in thousands)
Demand and other noninterest-bearing	$8,911,267	$8,741,488	$8,790,138	$8,856,714	$7,971,680
Money market	3,355,705	3,402,555	3,501,723	3,525,299	3,076,833
Interest-bearing demand	2,047,169	2,104,118	2,103,053	1,999,407	1,646,816
Savings	1,657,799	1,646,363	1,637,451	1,617,546	1,416,376
Interest-bearing public funds, other than certificates of deposit	701,741	737,297	775,048	779,146	740,281
Certificates of deposit, less than $250,000	221,087	232,063	239,863	249,120	190,402
Certificates of deposit, $250,000 or more	127,229	138,945	145,372	160,490	108,483
Certificates of deposit insured by the CD Option of IntraFi Network Deposits	22,730	29,178	32,608	35,611	26,835
Brokered certificates of deposit	—	—	—	—	5,000
Reciprocal money market accounts	896,414	924,552	1,073,405	786,046	770,693
Subtotal	17,941,141	17,956,559	18,298,661	18,009,379	15,953,399
Valuation adjustment resulting from acquisition accounting	184	367	552	736	—
Total deposits	$17,941,325	$17,956,926	$18,299,213	$18,010,115	$15,953,399

	September 30,	June 30,	March 31,	December 31,	September 30,
Deposit Composition - Percentages	2022	2022	2022	2021	2021
Demand and other noninterest-bearing	49.8%	48.7%	48.1%	49.1%	50.0%
Money market	18.7%	18.9%	19.1%	19.6%	19.3%
Interest-bearing demand	11.4%	11.7%	11.5%	11.1%	10.3%
Savings	9.2%	9.2%	8.9%	9.0%	8.9%
Interest-bearing public funds, other than certificates of deposit	3.9%	4.1%	4.2%	4.3%	4.6%
Certificates of deposit, less than $250,000	1.2%	1.3%	1.3%	1.4%	1.2%
Certificates of deposit, $250,000 or more	0.7%	0.8%	0.8%	0.9%	0.7%
Certificates of deposit insured by the CD Option of IntraFi Network Deposits	0.1%	0.2%	0.2%	0.2%	0.2%
Reciprocal money market accounts	5.0%	5.1%	5.9%	4.4%	4.8%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

AVERAGE BALANCES AND RATES
Columbia Banking System, Inc.
Unaudited
	Three Months Ended			Three Months Ended
	September 30, 2022			September 30, 2021
	Average Balances	Interest Earned / Paid	Average Rate	Average Balances	Interest Earned / Paid	Average Rate

	(dollars in thousands)
ASSETS
Loans, net (1)(2)	$11,513,653	$132,302	4.56%	$9,526,052	$106,345	4.43%
Taxable securities	6,419,977	31,987	1.98%	5,929,321	26,374	1.76%
Tax exempt securities (2)	710,137	4,635	2.59%	615,813	3,436	2.21%
Interest-earning deposits with banks	220,678	1,191	2.14%	749,585	284	0.15%
Total interest-earning assets	18,864,445	170,115	3.58%	16,820,771	136,439	3.22%
Other earning assets	306,200			245,907
Noninterest-earning assets	1,527,607			1,263,431
Total assets	$20,698,252			$18,330,109
LIABILITIES AND SHAREHOLDERS’ EQUITY
Money market accounts	$4,342,054	$1,378	0.13%	$3,790,201	$741	0.08%
Interest-bearing demand	2,085,124	419	0.08%	1,581,598	298	0.07%
Savings accounts	1,658,078	82	0.02%	1,391,221	54	0.02%
Interest-bearing public funds, other than certificates of deposit	724,502	2,410	1.32%	729,382	232	0.13%
Certificates of deposit	386,623	157	0.16%	329,547	143	0.17%
Total interest-bearing deposits	9,196,381	4,446	0.19%	7,821,949	1,468	0.07%
FHLB advances and FRB borrowings	11,512	109	3.76%	7,382	73	3.92%
Subordinated debentures	10,000	220	8.73%	35,000	435	4.93%
Other borrowings and interest-bearing liabilities	74,722	481	2.55%	55,815	24	0.17%
Total interest-bearing liabilities	9,292,615	5,256	0.22%	7,920,146	2,000	0.10%
Noninterest-bearing deposits	8,878,977			7,820,301
Other noninterest-bearing liabilities	255,648			225,513
Shareholders’ equity	2,271,012			2,364,149
Total liabilities & shareholders’ equity	$20,698,252			$18,330,109
Net interest income (tax equivalent)		$164,859			$134,439
Net interest margin (tax equivalent)			3.47%			3.17%
__________
(1)Nonaccrual loans have been included in the tables as loans carrying a zero yield. Amortized net deferred loan fees and net unearned discounts on acquired loans were included in the interest income calculations. The amortization of net deferred loan fees was $2.1 million and $11.3 million for the three months ended September 30, 2022 and 2021, respectively. The net incremental amortization on acquired loans was $871 thousand for the three months ended September 30, 2022 compared to net incremental accretion of $884 thousand for the three months ended September 30, 2021.
(2)Tax-exempt income is calculated on a tax equivalent basis. The tax equivalent yield adjustment to interest earned on loans was $1.4 million and $1.2 million for the three months ended September 30, 2022 and 2021, respectively. The tax equivalent yield adjustment to interest earned on tax exempt securities was $973 thousand and $722 thousand for the three months ended September 30, 2022 and 2021, respectively.

AVERAGE BALANCES AND RATES
Columbia Banking System, Inc.
Unaudited
	Three Months Ended			Three Months Ended
	September 30, 2022			June 30, 2022
	Average Balances	Interest Earned / Paid	Average Rate	Average Balances	Interest Earned / Paid	Average Rate

	(dollars in thousands)
ASSETS
Loans, net (1)(2)	$11,513,653	$132,302	4.56%	$10,989,493	$112,142	4.09%
Taxable securities	6,419,977	31,987	1.98%	6,761,383	34,622	2.05%
Tax exempt securities (2)	710,137	4,635	2.59%	729,916	4,753	2.61%
Interest-earning deposits with banks	220,678	1,191	2.14%	494,725	887	0.72%
Total interest-earning assets	18,864,445	170,115	3.58%	18,975,517	152,404	3.22%
Other earning assets	306,200			305,775
Noninterest-earning assets	1,527,607			1,488,910
Total assets	$20,698,252			$20,770,202
LIABILITIES AND SHAREHOLDERS’ EQUITY
Money market accounts	$4,342,054	$1,378	0.13%	$4,406,022	$1,000	0.09%
Interest-bearing demand	2,085,124	419	0.08%	2,123,005	411	0.08%
Savings accounts	1,658,078	82	0.02%	1,638,334	78	0.02%
Interest-bearing public funds, other than certificates of deposit	724,502	2,410	1.32%	756,528	923	0.49%
Certificates of deposit	386,623	157	0.16%	411,115	52	0.05%
Total interest-bearing deposits	9,196,381	4,446	0.19%	9,335,004	2,464	0.11%
FHLB advances and FRB borrowings	11,512	109	3.76%	7,340	73	3.99%
Subordinated debentures	10,000	220	8.73%	10,000	172	6.90%
Other borrowings and interest-bearing liabilities	74,722	481	2.55%	62,017	153	0.99%
Total interest-bearing liabilities	9,292,615	5,256	0.22%	9,414,361	2,862	0.12%
Noninterest-bearing deposits	8,878,977			8,822,071
Other noninterest-bearing liabilities	255,648			235,159
Shareholders’ equity	2,271,012			2,298,611
Total liabilities & shareholders’ equity	$20,698,252			$20,770,202
Net interest income (tax equivalent)		$164,859			$149,542
Net interest margin (tax equivalent)			3.47%			3.16%
__________
(1)Nonaccrual loans have been included in the tables as loans carrying a zero yield. Amortized net deferred loan fees and net unearned discounts on acquired loans were included in the interest income calculations. The amortization of net deferred loan fees was $2.1 million and $2.8 million for the three months ended September 30, 2022 and June 30, 2022, respectively. The net incremental amortization on acquired loans was $871 thousand for the three months ended September 30, 2022 compared to net incremental amortization of $2.1 million for the three months ended June 30, 2022.
(2)Tax-exempt income is calculated on a tax equivalent basis. The tax equivalent yield adjustment to interest earned on loans was $1.4 million and $1.1 million for the three months ended September 30, 2022 and June 30, 2022, respectively. The tax equivalent yield adjustment to interest earned on tax exempt securities was $973 thousand and $998 thousand for the three months ended September 30, 2022 and June 30, 2022, respectively.

AVERAGE BALANCES AND RATES
Columbia Banking System, Inc.
Unaudited
	Nine Months Ended			Nine Months Ended
	September 30, 2022			September 30, 2021
	Average Balances	Interest Earned / Paid	Average Rate	Average Balances	Interest Earned / Paid	Average Rate

	(dollars in thousands)
ASSETS
Loans, net (1)(2)	$11,059,237	$352,625	4.26%	$9,592,178	$308,730	4.30%
Taxable securities	6,796,812	103,771	2.04%	5,286,406	73,940	1.87%
Tax exempt securities (2)	743,970	14,103	2.53%	615,169	10,505	2.28%
Interest-earning deposits with banks	434,043	2,373	0.73%	650,203	595	0.12%
Total interest-earning assets	19,034,062	$472,872	3.32%	16,143,956	$393,770	3.26%
Other earning assets	304,959			244,269
Noninterest-earning assets	1,468,076			1,247,801
Total assets	$20,807,097			$17,636,026
LIABILITIES AND SHAREHOLDERS’ EQUITY
Money market accounts	$4,425,567	$3,338	0.10%	$3,625,688	$2,132	0.08%
Interest-bearing demand	2,077,850	1,204	0.08%	1,526,312	849	0.07%
Savings accounts	1,643,021	237	0.02%	1,311,118	139	0.01%
Interest-bearing public funds, other than certificates of deposit	752,473	3,621	0.64%	698,745	753	0.14%
Certificates of deposit	411,477	306	0.10%	331,910	506	0.20%
Total interest-bearing deposits	9,310,388	8,706	0.13%	7,493,773	4,379	0.08%
FHLB advances and FRB borrowings	8,751	253	3.87%	7,395	217	3.92%
Subordinated debentures	10,000	536	7.17%	35,034	1,371	5.23%
Other borrowings and interest-bearing liabilities	70,969	708	1.33%	51,787	66	0.17%
Total interest-bearing liabilities	9,400,108	$10,203	0.15%	7,587,989	$6,033	0.11%
Noninterest-bearing deposits	8,799,631			7,482,888
Other noninterest-bearing liabilities	239,993			223,911
Shareholders’ equity	2,367,365			2,341,238
Total liabilities & shareholders’ equity	$20,807,097			$17,636,026
Net interest income (tax equivalent)		$462,669			$387,737
Net interest margin (tax equivalent)			3.25%			3.21%
__________
(1)Nonaccrual loans have been included in the table as loans carrying a zero yield. Amortized net deferred loan fees and net unearned discounts on acquired loans were included in the interest income calculations. The amortization of net deferred loan fees was $9.1 million and $26.0 million for the nine months ended September 30, 2022 and 2021, respectively. The net incremental amortization on acquired loans was $3.3 million for the nine months ended September 30, 2022 compared to net incremental accretion of $2.8 million for the nine months ended September 30, 2021.
(2)Tax-exempt income is calculated on a tax equivalent basis. The tax equivalent yield adjustment to interest earned on loans was $3.6 million and $3.5 million for the nine months ended September 30, 2022 and 2021, respectively. The tax equivalent yield adjustment to interest earned on tax exempt securities was $3.0 million and $2.2 million for the nine months ended September 30, 2022 and 2021, respectively.

Non-GAAP Financial Measures
The Company considers its operating net interest margin (tax equivalent) and operating efficiency ratios to be useful measurements as they more closely reflect the ongoing operating performance of the Company. Despite the usefulness of the operating net interest margin (tax equivalent) and operating efficiency ratio to the Company, there are no standardized definitions for these metrics. As a result, the Company’s calculations may not be comparable with those of other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.
The following tables reconcile the Company’s calculation of the operating net interest margin (tax equivalent) and operating efficiency ratio:

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2022	2022	2021	2022	2021

Operating net interest margin non-GAAP reconciliation:	(dollars in thousands)
Net interest income (tax equivalent) (1)	$164,859	$149,542	$134,439	$462,669	$387,737
Adjustments to arrive at operating net interest income (tax equivalent):
Premium amortization (discount accretion) on acquired loans	871	2,053	(884)	3,274	(2,795)
Premium amortization on acquired securities	877	1,132	422	3,040	1,474
Operating net interest income (tax equivalent) (1)	$166,607	$152,727	$133,977	$468,983	$386,416

Average interest earning assets	$18,864,445	$18,975,517	$16,820,771	$19,034,062	$16,143,956
Net interest margin (tax equivalent) (1)	3.47%	3.16%	3.17%	3.25%	3.21%
Operating net interest margin (tax equivalent) (1)	3.50%	3.23%	3.16%	3.29%	3.20%

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2022	2022	2021	2022	2021

Operating efficiency ratio non-GAAP reconciliation:	(dollars in thousands)
Noninterest expense (numerator A)	$101,446	$95,379	$90,007	$301,878	$257,682
Adjustments to arrive at operating noninterest expense:
Merger-related expenses	(3,246)	(3,901)	(2,192)	(14,204)	(2,702)
Net benefit (cost) of operation of OREO and OPPO	4	(116)	(4)	(122)	(42)
Loss on asset disposals	(13)	(11)	(11)	(53)	(19)
B&O taxes	(1,771)	(1,584)	(1,583)	(4,944)	(4,332)
Operating noninterest expense (numerator B)	$96,420	$89,767	$86,217	$282,555	$250,587

Net interest income (tax equivalent) (1)	$164,859	$149,542	$134,439	$462,669	$387,737
Noninterest income	26,627	25,006	23,958	75,813	69,854
Bank owned life insurance tax equivalent adjustment	516	538	422	1,529	1,271
Total revenue (tax equivalent) (denominator A)	$192,002	$175,086	$158,819	$540,011	$458,862

Operating net interest income (tax equivalent) (1)	$166,607	$152,727	$133,977	$468,983	$386,416
Adjustments to arrive at operating noninterest income (tax equivalent):
Investment securities gain, net	—	—	—	—	(314)
Gain on asset disposals	(3,696)	(97)	—	(4,207)	(287)
Operating noninterest income (tax equivalent)	23,447	25,447	24,380	73,135	70,524
Total operating revenue (tax equivalent) (denominator B)	$190,054	$178,174	$158,357	$542,118	$456,940
Efficiency ratio (tax equivalent) (numerator A/denominator A)	52.84%	54.48%	56.67%	55.90%	56.16%
Operating efficiency ratio (tax equivalent) (numerator B/denominator B)	50.73%	50.38%	54.44%	52.12%	54.84%
__________
(1) Tax-exempt interest income has been adjusted to a tax equivalent basis. The amount of such adjustment was an addition to net interest income of $2.4 million and $2.1 million for the three months ended September 30, 2022 and June 30, 2022, respectively, $1.9 million for the three months ended September 30, 2021 and $6.5 million and $5.7 million for the nine months ended September 30, 2022 and September 30, 2021, respectively.

Non-GAAP Financial Measures - Continued
The Company also considers its core noninterest expense ratio to be a useful measurement as it more closely reflects the ongoing operating performance of the Company. Despite the usefulness of the core noninterest expense ratio to the Company, there is not a standardized definition for it, as a result, the Company’s calculations may not be comparable with those of other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.
The following table reconciles the Company’s calculation of the core noninterest expense ratio:

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2022	2022	2021	2022	2021

Core noninterest expense ratio non-GAAP reconciliation:	(dollars in thousands)
Noninterest expense (numerator A)	$101,446	$95,379	$90,007	$301,878	$257,682
Adjustments to arrive at core noninterest expense:
Merger-related expenses	(3,246)	(3,901)	(2,192)	(14,204)	(2,702)
Core noninterest expense (numerator B)	$98,200	$91,478	$87,815	$287,674	$254,980

Average assets (denominator)	$20,698,252	$20,770,202	$18,330,109	$20,807,097	$17,636,026
Noninterest expense ratio (numerator A/denominator) (1)	1.96%	1.84%	1.96%	1.93%	1.95%
Core noninterest expense ratio (numerator B/denominator)	1.90%	1.76%	1.92%	1.84%	1.93%
__________
(1) For the purpose of this ratio, interim noninterest expense has been annualized.
(2) For the purpose of this ratio, interim core noninterest expense has been annualized.

The Company considers its pre-tax, pre-provision income to be a useful measurement in evaluating the earnings of the Company as it provides a method to assess income. Despite the usefulness of this measure to the Company, there is not a standardized definition for it. As a result, the Company’s calculation may not always be comparable with those of other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.
The following table reconciles the Company’s calculation of the pre-tax, pre-provision income:

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2022	2022	2021	2022	2021

Pre-tax, pre-provision income:	(in thousands)
Income before income taxes	$82,423	$74,978	$66,491	$230,528	$200,468
Provision (recapture) for credit losses	5,250	2,100	—	(450)	(6,300)
Provision (recapture) for unfunded commitments	(500)	—	500	—	2,200
B&O taxes	1,771	1,584	1,583	4,944	4,332
Pre-tax, pre-provision income	$88,944	$78,662	$68,574	$235,022	$200,700

Non-GAAP Financial Measures - Continued
The Company considers its tangible common equity ratio and tangible book value per share ratio to be useful measurements in evaluating the capital adequacy of the Company as they provide a method to assess management’s success in utilizing our tangible capital. Despite the usefulness of these ratios to the Company, there is not a standardized definition for these metrics. As a result, the Company’s calculation may not always be comparable with those of other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.
The following table reconciles the Company’s calculation of the tangible common equity ratio and tangible book value per share ratio:

	September 30,	June 30,	September 30,
	2022	2022	2021

Tangible common equity ratio and tangible book value per common share non-GAAP reconciliation:	(dollars in thousands except per share amounts)
Shareholders’ equity (numerator A)	$2,115,481	$2,243,218	$2,323,267
Adjustments to arrive at tangible common equity:
Goodwill	(823,172)	(823,172)	(765,842)
Other intangible assets, net	(27,921)	(30,140)	(21,123)
Tangible common equity (numerator B)	$1,264,388	$1,389,906	$1,536,302

Total assets (denominator A)	$20,405,369	$20,564,390	$18,602,462
Adjustments to arrive at tangible assets:
Goodwill	(823,172)	(823,172)	(765,842)
Other intangible assets, net	(27,921)	(30,140)	(21,123)
Tangible assets (denominator B)	$19,554,276	$19,711,078	$17,815,497

Shareholders’ equity to total assets (numerator A/denominator A)	10.37%	10.91%	12.49%
Tangible common shareholders’ equity to tangible assets (numerator B/denominator B)	6.47%	7.05%	8.62%
Common shares outstanding (denominator C)	78,647	78,621	71,760
Book value per common share (numerator A/denominator C)	$26.90	$28.53	$32.38
Tangible book value per common share (numerator B/denominator C)	$16.08	$17.68	$21.41

The Company considers its ratio of allowance for credit losses to period-end loans, excluding PPP loans, to be a useful measurement in evaluating the adequacy of the amount of allowance for credit losses to loans of the Company, as PPP loans are guaranteed by the U.S. Small Business Administration and thus do not require the same amount of reserve for credit losses as do other loans. Despite the usefulness of this ratio to the Company, there is not a standardized definition for it. As a result, the Company’s calculation may not always be comparable with those of other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.
The following table reconciles the Company’s calculation of the allowance for credit losses to period-end loans, excluding PPP loans:

	September 30,	June 30,	September 30,
	2022	2022	2021

Allowance coverage ratio non-GAAP reconciliation:	(dollars in thousands)
Allowance for credit losses ("ACL") (numerator)	$154,871	$149,935	$142,785

Total loans (denominator A)	11,692,261	11,322,387	9,521,385
Less: PPP loans (0% Allowance)	15,378	32,395	337,025
Total loans, net of PPP loans (denominator B)	$11,676,883	$11,289,992	$9,184,360

ACL to period end loans (numerator / denominator A)	1.32%	1.32%	1.50%
ACL to period end loans, excluding PPP loans (numerator / denominator B)	1.33%	1.33%	1.55%

Non-GAAP Financial Measures - Continued
The Company also considers its return on average tangible common equity ratio to be a useful measurement as it evaluates the Company’s ongoing ability to generate returns for its common shareholders. By removing the impact of intangible assets and their related amortization and tax effects, the performance of the business can be evaluated, whether acquired or developed internally. Despite the usefulness of this ratio to the Company, there is not a standardized definition for it. As a result, the Company’s calculation may not always be comparable with those of other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.
The following table reconciles the Company’s calculation of the return on average tangible common shareholders' equity ratio:

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2022	2022	2021	2022	2021

Return on average tangible common equity non-GAAP reconciliation:	(dollars in thousands)
Net income (numerator A)	$64,942	$58,808	$53,017	$181,272	$159,909
Adjustments to arrive at tangible income applicable to common shareholders:
Amortization of intangibles	2,219	2,219	1,835	6,726	5,611
Tax effect on intangible amortization	(466)	(466)	(385)	(1,413)	(1,178)
Tangible income applicable to common shareholders (numerator B)	$66,695	$60,561	$54,467	186,585	$164,342

Average shareholders’ equity (denominator A)	$2,271,012	$2,298,611	$2,364,149	2,367,365	$2,341,238
Adjustments to arrive at average tangible common equity:
Average intangibles	(852,468)	(854,743)	(788,173)	(854,731)	(789,954)
Average tangible common equity (denominator B)	$1,418,544	$1,443,868	$1,575,976	$1,512,634	$1,551,284

Return on average common equity (numerator A/denominator A) (1)	11.44%	10.23%	8.97%	10.21%	9.11%
Return on average tangible common equity (numerator B/denominator B) (2)	18.81%	16.78%	13.82%	16.45%	14.13%
__________
(1) For the purpose of this ratio, interim net income has been annualized.
(2) For the purpose of this ratio, interim tangible income applicable to common shareholders has been annualized.